UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 2, 2010

China Electric Motor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53017	26-1357787
(State or Other Jurisdiction	Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

Sunna Motor Industry Park, Jian’an, Fuyong Hi-Tech Park, Baoan District, Shenzhen, Guangdong, China
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code    86-0755-8149969

________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 2, 2010, China Electric Motor, Inc. (the “Company”) entered into an Agreement to Convert Debt into Equity with Jianrong Li (the “Agreement”) pursuant to which Ms. Li agreed to convert $1,281,794 of outstanding debt the Company owes to Ms. Li into 284,843 shares of the Company’s common stock upon the closing of the Company’s public offering, based on a conversion price of $4.50 per share.  After giving effect to the conversion, the debt will no longer be outstanding and will be extinguished.

Item  3.02.  Unregistered Sales of Equity Securities.

On February 3, 2010, pursuant to the terms of the Agreement and upon the closing of the Company’s public offering, the Company issued the 284,843 shares of common stock to Ms. Li. All of the securities were offered and issued in reliance upon an exemption from registration pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Company complied with the conditions of Rule 903 as promulgated under the Securities Act including, but not limited to, the following: (i) the recipient of the shares is a non-U.S. resident and has not offered or sold his shares in accordance with the provisions of Regulation S; (ii) an appropriate legend was affixed to the securities issued in accordance with Regulation S; (iii) the recipient of the shares has represented that he was not acquiring the securities for the account or benefit of a U.S. person; and (iv) the recipient of the shares agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration. The Company will refuse to register any transfer of the shares not made in accordance with Regulation S, after registration, or under an exemption.

 Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit

10.1	Agreement to Convert Debt into Equity dated February 2, 2010, by and between the Company and Jianrong Li.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRIC MOTOR, INC.
Date: February 6, 2010

By:  /s/   Yue Wang

Name:  Yue Wang
Title:  Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Agreement to Convert Debt into Equity dated February 2, 2010, by and between the Company and Jianrong Li.